Exhibit 10.25

AMENDMENT NO. 1 TO
TERM CREDIT AGREEMENT

This Amendment No. 1 to Term Credit Agreement (the “Amendment”) is entered into this          day of September, 2004 by and among WORLDWATER CORP., a Delaware corporation (“Borrower”), HONG KONG LEAGUE CENTRAL CREDIT UNION, in its capacity as a lender hereunder (“Hong Kong League”), HIT CREDIT UNION, in its capacity as a lender hereunder (“HIT”), (HIT and Hong Kong League shall be collectively referred to as “Lenders”), and SBI ADVISORS, LLC, a California limited liability company, in its capacity as agent for Lenders (“Agent”), each of whom is a party to the Agreement.

WITNESSETH:

WHEREAS, on or about March 29, 2004, the parties hereto entered into the Term Credit Agreement (the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement; and,

WHEREAS, except as expressly modified and amended herein, the Agreement remains in full force and effect without amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Certain Defined Terms.  Except as provided herein, all defined terms have the same meaning as set forth in the Agreement.

2.             Paragraphs 2 (a) – (d) of the Agreement are amended and replaced to read as follows:

(a) Loan Advance.   Subject to the terms and conditions of this Agreement, the Lenders hereby, severally and not jointly, collectively agree to make loans to Borrower (the “Loan”) upon the full execution of this Amendment and the delivery of the promissory notes represented by Exhibit “A-3” and Exhibit “A-4” (the “Closing Date”) in the aggregate amount of One Million Dollars (U.S. $1,000,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty.  The Loan evidences a revolving line of credit.  Borrower may request advances of funds hereunder pursuant to the terms and conditions set forth herein. Upon repayment by Borrower of any principal amount of the Loan, Borrower may reborrow amounts available under the Loan, provided that Lenders shall in no event be obligated to lend or have an amount outstanding at any particular time that exceeds the total amount of the Loan.

(b)  Repayment.  The Loan shall be repaid in full on October 31, 2005 (the “Maturity Date”).

(c)  Interest Rate and Interest Payments.  Borrower shall pay interest on the unpaid principal amount of the Loan from the Closing Date until the Maturity Date, at a rate equal to fifteen percent (15%)  per annum (the “Interest Rate”) calculated on the basis of a 365 day year. Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Loan shall be due and payable to Agent, for the ratable benefit of Lenders, in advance on the last Business Day of each calendar month, commencing on the first of such dates following the date of the Amendment until the Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

(d)  Promissory Notes.  The Loan shall be evidenced by two promissory notes (collectively, the “Notes”) in the forms of Exhibit “A-3” and Exhibit “A-4” attached to the Agreement, duly executed and delivered to Agent by Borrower. Upon the full execution of this Amendment, the outstanding promissory notes represented by Exhibit “A-1” and Exhibit “A-2” attached to the Agreement, and the original executed copies of such promissory notes will be returned to Borrower marked “Satisfied.”

3.             Paragraph 5 (c) is amended to read as follows:

(c)  A Warrant in favor of Agent to purchase 400,000 shares of the Common Stock of Borrower in the form attached hereto as Exhibit B, together with a Warrant in favor of Agent to purchase 200,000 shares of Common Stock of Borrower in the form attached hereto as Exhibit B-2;

4.             Paragraph 10 (c) is amended to provide notice to SBI Advisors, LLC to the following address:

SBI Advisors, LLC

610 Newport Center Drive, Suite 1205

Newport, CA  92660

Telecopy No.: 949-679-7280

5.             Exhibit “C-2”, Registration Rights Agreement is added to provide registration rights for shares underlying the Warrant in favor of Agent to purchase 200,000 shares of Common Stock of Borrower in the form attached hereto as Exhibit B-2.

IN WITNESS WHEREOF, the parties hereto do execute this Amendment as of the date first above written.

“BORROWER”

WORLDWATER CORP., a Delaware corporation

By:	/s/ Quentin T. Kelly
Name:	Quentin T. Kelly
Its:	Chairman and Chief Executive Officer

“AGENT”

SBI ADVISORS, LLC, solely in its capacity as Agent hereunder

By:	/s/ Shelly Singhal
Name:	Shelly Singhal
Its:	Managing Member

“LENDERS”

HONG KONG LEAGUE CENTRAL CREDIT UNION

By:	/s/ Shelly Singhal
Name:	Shelly Singhal
Its:

HIT CREDIT UNION

By:	/s/ Shelly Singhal
Name:	Shelly Singhal
Its: